UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2021

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On April 15, 2021, the Iowa Finance Authority (the “Authority”) issued an aggregate principal amount of $68,155,000 of its Solid Waste Facility Revenue Bonds (Gevo NW Iowa RNG, LLC Renewable Natural Gas Project), Series 2021 (Green Bonds) (the “Bonds”) in a public offering for the benefit of Gevo NW Iowa RNG, LLC (the “Company”), a subsidiary of Gevo, Inc. (“Gevo”). The Bonds initially bear interest at the rate of 1.50% per annum during the Initial Term Rate Period (as defined in the hereinafter defined Indenture), payable semi-annually on January 1 and July 1 of each year, commencing on July 1, 2021, mature on January 1, 2042, and are subject to mandatory tender for purchase and optional redemption pursuant to the terms of the Indenture.

The Bonds were issued under a Trust Indenture, dated as of April 1, 2021 (the “Indenture”), between the Authority and Citibank, N.A., as trustee (the “Trustee”). The principal of and the interest on the Bonds is payable solely from (i) payments to be made by the Company to the Trustee pursuant to a separate financing agreement, dated as of April 1, 2021 (the “Bond Financing Agreement”), between the Company and the Authority, (ii) all moneys received by the Authority or the Trustee in respect of payment of the loan of the proceeds of the Bonds from the Authority to the Company pursuant to the Bond Financing Agreement, (iii) all moneys and investments in the “Bond Fund” established and maintained by the Trustee pursuant to the Indenture, including without limitation moneys received by the Trustee pursuant to the Letter of Credit (as defined below), (iv) all moneys and investments in the “Project Fund” established and maintained by the Trustee pursuant to the Indenture from proceeds of the sale of the Bonds, and (v) all income and profit from the investment of the foregoing moneys, excluding any payments received by the Authority pursuant to rights of the Authority to receive certain additional payments and reimbursements of expenses as set forth in the Bond Financing Agreement. Pursuant to the Bond Financing Agreement, the proceeds of the Bonds will be loaned to the Company (1) to finance in part the construction of the biogas facility to be developed, designed, constructed, owned and operated by or on behalf of the Company, which is comprised of (A) three anaerobic digesters and related equipment situated on dairy farms located in Northwest Iowa that will produce partially conditioned raw biogas from cow manure, (B) gathering pipelines to transport biogas to a centrally located gas upgrade system, (C) a centrally located gas upgrade system located in Doon, Iowa that will upgrade biogas to pipeline quality natural gas and interconnect to Northern Natural Gas’ interstate pipeline and (D) other related improvements, (2) to capitalize a portion of the interest due on the Bonds during the Initial Term Rate Period to be used to reimburse the Credit Facility Provider (as defined below) for interest draws on the Letter of Credit during such period, and (3) to pay a portion of the costs of issuing the Bonds.

On April 15, 2021, Gevo obtained a letter of credit (the “Letter of Credit”) from Citibank, N.A., in its capacity as credit facility provider (the “Credit Facility Provider”), pursuant to the terms of a letter of credit reimbursement agreement dated as of April 1, 2021 (the “Reimbursement Agreement”), between Gevo and the Credit Facility Provider. The Letter of Credit will permit the Trustee to draw thereon in accordance with its terms in amounts sufficient to pay the principal and purchase price of the Bonds and up to 203 days’ interest on the Bonds. Pursuant to the terms of the Reimbursement Agreement, Gevo is obligated to reimburse the Credit Facility Provider for amounts drawn under the Letter of Credit. It is expected that payments of the principal of and interest on the Bonds, and the purchase price of Bonds that are tendered for mandatory purchase and not remarketed, will be made by draws on the Letter of Credit. Gevo has pledged and assigned cash to the Credit Facility Provider as security for the reimbursement obligations of Gevo pursuant to the Reimbursement Agreement in an amount equal to the principal amount of the Bonds plus three years of interest payments on the Bonds.

The Indenture, the Reimbursement Agreement and the Bond Financing Agreement were all executed and delivered on April 15, 2021 in connection with the issuance of the Bonds. The foregoing descriptions of the Indenture, Bond Financing Agreement and Reimbursement Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such documents. Copies of the Bond Financing Agreement and the Reimbursement Agreement are attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On April 15, 2021, the Company issued a press release announcing that the Authority issued and sold the Bonds in a public offering for the benefit of the Company. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2. of Form 8-K, the information contained in this Item 7.01 and Exhibit 99.1 is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1034, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Bond Financing Agreement, dated as of April 1, 2021, by and between Gevo NW Iowa RNG, LLC and the Iowa Finance Authority.
10.2*	Letter of Credit Reimbursement Agreement, dated as of April 1, 2021, by and between Gevo, Inc. and Citibank, N.A.
99.1	Press Release, dated as of April 15, 2021.

* Confidential portions of the exhibit have been redacted from the filed version of the exhibit and are marked with a [***]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: April 15, 2021	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
Vice President - General Counsel and Secretary